Exhibit 21

                                   Foamex L.P.
                           SUBSIDIARIES OF REGISTRANT
                                December 31, 1999


                                                    State or Other Jurisdiction
Subsidiaries                                                of Incorporation
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Espumas Foamex Espana, S.L.                                   Spain
Foamex Asia, Inc.                                             New York
Foamex Canada Inc.                                            Canada
Foamex Capital Corporation                                    Delaware
Foamex Corporation                                            Delaware
Foamex de Acuna, S.A. de C.V.                                 Mexico
Foamex de Mexico, S.A. de C.V.                                Mexico
Foamex de Cuautitlan, S.A. de C.V.                            Mexico
Foamex de Juarez, S.A. de C.V.                                Mexico
Foamex Latin America, Inc.                                    Delaware
Foamex L.P.                                                   Delaware
Foamex Mexico, Inc.                                           Delaware
Foamex Mexico II, Inc.                                        Delaware
Grupo Foamex de Mexico, S.A. de C.V.                          Mexico
Servicios Administrativos Foamex, S.A. de C.V.                Mexico